090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Artelo Biosciences, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

750,000,000 shares of common stock, with a par value of $0.001 per share and 6,250,000 shares of preferred stock, with a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of common stock, with a par value of $0.001 per share and 416,667 shares of preferred stock, with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

For each class of capital stock (common stock and preferred stock), one (1) share will be issued and exchanged for every fifteen (15) shares of authorized, issued and outstanding stock of the same class.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of common stock and/or preferred stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: 08/09/2022 Time: 9:01 pm

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Gregory D. Gorgas

Signature of Officer

Gregory D. Gorgas, Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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